UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 28, 2012

Ring Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53920	90-0406406
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

6555 South Lewis Street, Tulsa, OK	74136
(Address of principal executive offices)	(Zip Code)

18 ½ East State Street, Suite 202, Redlands, CA	92373
(Former Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 499-3880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

On June 28, 2012, we completed the acquisition of Stanford Energy, Inc., a Texas corporation (“Stanford”), through the closing of the Stock-for-Stock Exchange Agreement dated May 3, 2012, among our Company, Stanford and the sole shareholders of Stanford, L. Tim Rochford and Stanley McCabe (the “Exchange Agreement”).  As a result of the closing of this acquisition, Stanford is a wholly owned subsidiary of our Company.

At the closing we issued 2,220,000 common shares to Mr. Rochford and 1,220,000 common shares to Mr. McCabe in exchange for all of the outstanding shares of Stanford.  In addition, we have assumed and adopted Stanford’s equity compensation plan and its outstanding options to purchase 450 shares of Stanford common stock, which now represents the right to purchase up to 1,125,000 shares of our common stock at $2.00 per share.  The options vest at the rate of 20% each year over five years beginning one year from December 1, 2011, the date they were originally granted, and expire ten years beginning from that date.  Messrs. Rochford and McCabe each own 40 Stanford options which are each exercisable for 100,000 of our common shares following closing.

Prior to this closing, we had loaned a total of $2,000,000 to Stanford.  The purchase price of the Stanford shares was determined by the board of directors after negotiations with the principals of Stanford and was based principally upon an independent engineering report for Stanford’s leases reflecting a PW10% valuation.

In connection with the closing we also appointed Messrs. Rochford and McCabe, who are officers and directors of Stanford, as directors of Ring and appointed William R. Broaddrick, CFO of Stanford, as Treasurer and Comptroller of the Company. Mr. Broaddrick holds 40 Stanford options exercisable into 100,000 shares of our common stock following closing.

Since 2011 Stanford has been engaged in oil and natural gas acquisition, exploration, development and production, with activities currently in Texas.  Its focus has been on developing its existing properties, while continuing to pursue acquisitions of additional oil and gas properties.  Stanford holds interests in oil and gas leases located in Andrew County, Texas.    It also has a revolving line of credit for $10,000,000 from an Oklahoma bank.

Item 3.02

Unregistered Sales of Equity Securities.

In connection with the closing of the acquisition of Stanford, we issued 2,220,000 common shares to Mr. Rochford and 1,220,000 common shares to Mr. McCabe in exchange for all of the outstanding shares of Stanford.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  Each of the investors in this transaction was an accredited investor as defined in Regulation D.  Each investor delivered appropriate investment representations with respect to the issuance of these shares and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with this offering.  The shares sold in this offering were not and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.01

Changes in Control of Registrant.

In connection with the closing of the acquisition of Stanford described in Item 2.01 above, we issued an aggregate of 3,440,000 shares to Messrs. Rochford and McCabe which represent approximately 34% of the outstanding voting shares of the Company.  Management believes that because of the familiarity of Messrs Rochford and McCabe with the oil and gas operations which Stanford has been conducting, the board will be relying to a large extent on their direction in the future operations of Stanford.

We are not aware of any arrangements the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Stanford acquisition described in Item 2.01 above, and as required pursuant to the terms of the Exchange Agreement, the number of directors was increased to six persons and Messrs. Rochford and McCabe were appointed as directors.  Both parties were officers, directors and the sole shareholders of Stanford prior to the closing and during the period the transaction between the Company and Stanford was negotiated.

Prior to closing we had loaned a total of $2,000,000 to Stanford.  These loans are evidenced by promissory notes bearing interest at 5% per annum and are due and payable on or before January 31, 2013.  Prior to closing Mr. Rochford and Mr. McCabe held 496,724 and 296,592 shares, respectively, of our common stock and each owned options which subsequent to closing represent the right to purchase up to 100,000 shares of our common stock at $2.00 per share.

Mr. Rochford is the brother-in-law of Steve Owens, our Chief Executive and Financial Officer and a director.

Item 8.01

In connection with the acquisition of Stanford described in item 2.01 above, we changed the address of our principal executive offices to the offices of Stanford at 6555 South Lewis Street, Tulsa, Oklahoma 74136, and the telephone number of the Company to (918) 499-3880.

On June 25, 2012, we completed the second closing for the acquisition of an additional 0.5% leasehold interest in the leases located in Andrews County, Texas, purchased from Patriot Royalty & Land, LLC as reported in our report on Form 8-K filed with the Commission on April 16, 2012.  The purchase price for the additional interest was $473.  Our interest in the leases now represents approximately a 90% leasehold interest.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

Audited financial statements for the periods ended December 31, 2011 and 2010 and interim financial statements required by this item for Stanford are not included in this initial report and will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(b)

Pro forma financial information.

Pro forma financial information required by this item is not included in this initial report and will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(d)

Exhibits.

Exhibit No.	Description
2.1	Stock-For-Stock Exchange Agreement dated May 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: July 5, 2012

By: /s/ Steve Owens

 Robert “Steve” Owens

 Chief Executive Officer

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